Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K of our report dated June 6, 2022, with respect to the audited financial statements of OpenLocker Inc. for the period from August 25, 2021 (Inception) through December 31, 2022.

/s/ Hudgens CPA, PLLC

www.hudgenscpas.com

Houston, Texas

June 6, 2022